Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 106 to the Registration Statement on Form N–1A of Fidelity Contrafund: Fidelity Advisor New Insights Fund and Fidelity Contrafund K6 of our reports dated February 11, 2020; Fidelity Contrafund of our report dated February 12, 2020; Fidelity Series Opportunistic Insights Fund and Fidelity Flex Opportunistic Insights Fund of our reports dated February 14, 2020,  relating to the financial statements and financial highlights included in the December 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2020